Consent of Independent Accountants





We consent to the use in this Registration Statement on Form Si3-2 (No. 333-20601) of our report dated March 6, 1997, relating to the consolidated financial statements of Butterwings Entertainment Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "expert" in the prospectus.


                            /s/McGladrey & Pullen LLP

Schaumburg, Illinois
April 17,1997